AMENDMENT TO CONSULTANCY AGREEMENT

This Amendment to Consultancy Agreement (“Amendment”) is made this 17th day of August, 2017, between Lans Holdings, Inc., a Nevada corporation (the “Company”) and Transaction Data USA Inc. (“Consultant”).

WHEREAS, the Company and Consultant previously entered into a Consultancy Agreement on August 17, 2015 (the “Consultancy Agreement”); and

WHEREAS, the Company and Consultant desire to amend the compensation provisions of the Consultancy Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto hereby agree to amend the Consultancy Agreement as follows:

1.	Exhibit A to the Consultancy Agreement shall be replaced in its entirety with the following:

Exhibit A (the “Consultancy Services, Fee and Term")

1.       Serve as Officer of the Company with title President and member of the Board of Directors.

2.       Contribute commercial ideas and opportunities to “further the business venture.”

3.       Participate in periodic meetings.

a.        Monthly meetings (Operations, Review of status of Technical Projects)

b. Bi weekly meetings (Recap of business strategy and IT to support revenue development efforts)

c.       Quarterly review of your direct impact and role with the company and board meetings

d. Active sales and business development, sales forecasting and sales strategy planning and implementation.

4.       Execution of Statements of Work, defined in Exhibit B.

5.       Compensation. In exchange for the above services, the Company will compensate the Consultant according to the attached Schedule 1.

While serving as Officer of the Company all sales and transfers would have to be recorded, including such filings with the Securities and Exchange Commission as are required.

The initial term of the agreement is for twelve (12) mouths then will be reviewed and any relevant changes made to compensation and further terms. In the event of the termination of the original consultancy agreement, the Consultant shall be entitled to ongoing compensation for a period of (12) months so long as a minimum recurring revenue of $25,000.00 is received by the company, the consultant will be paid out a flat commission rate of 25% of the total monthly revenue generated by consultant.

2.	In all other respects, the remaining terms, covenants, conditions and provisions of the Consultancy Agreement shall continue in full force and effect to the extent provided in the Consultancy Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

Lans Holdings, Inc. /s/ Trevor Allen By: Trevor Allen, CEO	Transaction Data USA Inc. /s/ Anthony Ribas By: Anthony Ribas, President

HOUSE ACCOUNTS

Name	Program / Campaign
PayCertify	Payment-Engine, FITS, IoD
Shipgear / ModernCommerce	Payment-Engine, FITS, IoD
PayVida	Payment-Engine, FITS, IoD
POS on Cloud	Payment-Engine
pEngine SDK*	Campaign
HyperWallet*	Referral LSC / LSP Campaign
iNETCO*	Referral

Potential Deals

Softpoint Referral

* Note: Executive qualifies for 10% of net profit of deals where Executive is registered as account executive.

Consultant Name:

Transaction Data USA, Inc.

Anthony Ribas

By: /s/ Anthony Ribas

Date: August 17, 2017

Lans Holdings, Inc.

Trevor Allen, CEO

By: /s/ Trevor Allen

Date: August 17th 2017

2

REGISTERED ACCOUNTS

#	***	Name	Program / Campaign	#
1	X	Vista Money	ePIN dis/resell/refer	1
2	X	BaseCommerce	Merchant Acquiring	2
3	?	Titanium Payments	Merchant Acquiring	3
				4
				5
				6
				7

Potential Deals

Don and Dee Dee

“ePIN JV Concept”

Note: Registered Account, are required to have a fully executed agreement with LHI

*** Denotes wether a fully executed contract is on file.

Consultant Name:

Transaction Data USA, Inc.

Anthony Ribas

By: /s/ Anthony Ribas

Date: August 17th 2017

Lans Holdings, Inc.

Trevor Allen, CEO

By: /s/ Trevor Allen

Date: August 17th 2017

3